[LETTERHEAD OF ERNST & YOUNG LLP]



                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Associates Investment Plan of the Phillips-Van Heusen Corporation (Crystal Brands Division), formerly the Voluntary Investment Plan of Crystal Brands, Inc., of our reports dated June 26, 1996, with respect to the financial statements and supplemental schedules of the above mentioned plan included in this Annual Report (Form 11K) for the year ended December 31, 1995.



                                                  /s/ Ernst & Young LLP


June 26, 1996
New York, New York